Exhibit 10.5

February 28, 2012

Standard Parking Corporation

900 North Michigan Avenue

Chicago, Illinois 60611

Re:	$450 million Senior Credit Facility

Ladies and Gentlemen:

Standard Parking Corporation (“you” or the “Borrower”) has advised Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, N.A. (“Wells Fargo”), JPMorgan Chase Bank, N.A. (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Wells Fargo Securities, LLC (“WFS”) and J.P. Morgan Securities LLC (“JPMS”) that it intends to acquire (the “Acquisition”) the capital stock of KCPC Holdings, Inc. (the “Target”) from the Target’s existing shareholders (the “Sellers”) pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 28, 2012 (the “Acquisition Agreement”), by and among you, KCPC Holdings, Inc., Hermitage Merger Sub, Inc. and the “Stockholders’ Representative” (as defined therein).

You have also advised Bank of America, Wells Fargo, JPM and the Additional Lenders (as defined below), if any, (collectively, the “Commitment Parties”) and MLPFS, WFS and JPMS that you intend to finance in part the Acquisition, the costs and expenses related to the transactions contemplated hereby and the ongoing working capital and other general corporate purposes of the Borrower and its subsidiaries after consummation of the Acquisition with a senior secured credit facility in favor of the Borrower in an aggregate principal amount of $450 million (collectively, the “Senior Credit Facility”). Bank of America is pleased to offer to be the sole administrative agent (in such capacity, the “Administrative Agent”) for the Senior Credit Facility and Bank of America is pleased to offer its commitment to lend $150 million of the Senior Credit Facility, upon and subject to the terms and conditions set forth in this letter (this “Commitment Letter”) and in the Summary of Terms and Conditions attached as Exhibit A hereto and incorporated herein by this reference (the “Summary of Terms”). Wells Fargo is pleased to offer its commitment to lend $150 million of the Senior Credit Facility upon and subject to the terms and conditions of the Commitment Letter and the Summary of Terms. JPM is pleased to offer its commitment to lend $150 million of the Senior Credit Facility upon and subject to the terms and conditions of the Commitment Letter and the Summary of Terms. It is anticipated that other financial institutions committing to lend under the Senior Credit Facility after the date hereof may execute joinder documentation to this Commitment Letter (each such institution, an “Additional Lender”), in the form of Annex 1 hereto, which commitments, together with any other commitments received from Lenders after the date hereof shall reduce the commitments of Bank of America, Wells Fargo and JPM hereunder on a pro rata basis.

MLPFS, WFS and JPMS are pleased to advise you of their willingness, as joint lead arrangers and joint bookrunners (in such capacities, the “Joint Lead Arrangers”) for the Senior Credit Facility, to use their commercially reasonable efforts to form a syndicate of financial institutions (including Bank of America, Wells Fargo and JPM) (collectively, the “Lenders”) acceptable to you for the Senior Credit Facility. It is agreed that MLPFS shall have the “left” placement in any and all marketing materials or other documentation used in connection with the Senior Credit Facility and shall hold the leading role and responsibilities conventionally associated with such “left” placement, including sole selling role in respect of the Senior Credit Facility. It is agreed that WFS and JPMS shall share “immediate right” placement in any and all marketing materials or other documentation used in connection with the Senior Credit Facility. No additional agents, co-agents or arrangers will be appointed without your and our prior written approval.

The commitments of the Commitment Parties hereunder and the undertaking of the Joint Lead Arrangers to provide the services described herein are subject solely to satisfaction of each of the following conditions precedent and each of the conditions precedent identified in the Summary of Terms: (a) your compliance with the terms of this Commitment Letter (including the Summary of Terms) and the Fee Letters (as hereinafter defined); and (b) prior to and during the syndication of the Senior Credit Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any of its subsidiaries or the Target or any of its subsidiaries (it being understood that the Target is selling certain real property to other third parties who will themselves be obtaining credit facilities for such purposes); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder other than those that are expressly stated or referred to in this paragraph to be conditions to the initial funding under the Senior Credit Facility on the Closing Date (as defined in the Summary of Terms) and upon satisfaction of such conditions, the initial funding under the Senior Credit Facility shall occur.

The Joint Lead Arrangers intend to commence syndication of the Senior Credit Facility promptly upon your acceptance of this Commitment Letter and the Fee Letters. You agree to actively assist the Joint Lead Arrangers in achieving a syndication of the Senior Credit Facility that is satisfactory to the Joint Lead Arrangers and you. Such assistance shall include (a) your providing and causing your advisors to provide the Joint Lead Arrangers and the Lenders upon request with all information reasonably deemed necessary by any of us to complete syndication; (b) your assistance in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Credit Facility; (c) your using commercially reasonable efforts to ensure that the syndication efforts of the Joint Lead Arrangers benefit materially from your and the Target’s existing banking relationships; and (d) otherwise assisting the Joint Lead Arrangers in their syndication efforts, including by making your senior management and advisors available from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries and the Target and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders. Notwithstanding anything to the contrary contained in this Commitment Letter, neither the commencement nor the completion of the syndication of the Senior Credit Facility shall constitute a condition precedent to the initial funding on the Closing Date.

It is understood and agreed that the Joint Lead Arrangers will manage all aspects of the syndication in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders (subject to the Borrower’s reasonable consent and direction), when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Senior Credit Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein, in the Joint Fee Letter and in the Summary of Terms.

You hereby represent, warrant and covenant that (a) all information, other than Projections (defined below), which has been or is hereafter made available to us or the Lenders by you or any of your representatives (or on your or their behalf) and/or the Target or any of its representatives (or on its or their behalf) in connection with the transactions contemplated hereby, taken as a whole (the “Information”) does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein materially misleading in light of the circumstances under which the statements are made (after giving effect to all supplements and updates prior to the Closing Date), and (b) all financial projections concerning the Borrower and its subsidiaries and the Target and its subsidiaries that have been or are hereafter made available to us or the Lenders by you or any of your representatives and/or the Target or any of its representatives (the “Projections”) have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made available to us. It is understood that (i) any Projections furnished to us or any Lender are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (ii) the Projections are not a guarantee of financial performance, (iii) no assurance is given by the Borrower that such Projections will be realized and (iv) the actual results may differ from such Projections and such differences may be material. You agree to furnish us with such Information and Projections as we may reasonably request and that, if at any time until the date of the effectiveness of the Senior Credit Facility (the “Closing Date”), you become aware that the representation and warranties in the preceding sentences of this paragraph are incorrect in any material respect, then you will promptly supplement the Information and Projections so that such representations and warranties are true and correct in all material respects on the Closing Date as if the Information were being furnished, and such representations and warranties were being made, on such date. In issuing this commitment and in arranging and syndicating the Senior Credit Facility, the Commitment Parties and the Joint Lead Arrangers are and will be using and relying on the Information and the Projections without independent verification thereof.

You hereby acknowledge that (a) MLPFS and/or Bank of America will make available Information and Projections (collectively, “Borrower Materials”) to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities or the Target or its securities) (each, a “Public Lender”). You hereby agree that (w) you will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and include a reasonably detailed term sheet among such Borrower Materials and that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” you shall be deemed to have authorized MLPFS, Bank of America and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) MLPFS and Bank of America shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, you shall be under no obligation to mark any Borrower Materials “PUBLIC.” Prior to distribution of the Borrower Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination thereof.

By executing this Commitment Letter, you agree to reimburse the Commitment Parties and the Joint Lead Arrangers from time to time on demand for all reasonable and documented out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable fees, disbursements and other charges of Moore & Van Allen, PLLC, as counsel to MLPFS and the Administrative Agent (and no additional counsel other than necessary local counsel), (b) due diligence expenses, and (c) all CUSIP fees for registration with the Standard & Poor’s CUSIP Service Bureau) incurred in connection with the Senior Credit Facility, the syndication thereof, the preparation of the definitive documentation therefor and the other transactions contemplated hereby. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

You agree to indemnify and hold harmless each of the Commitment Parties, each Joint Lead Arranger, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel; provided, however, the Indemnified Parties shall be limited to one primary counsel for all such Indemnified Parties to the extent no actual or potential conflict of interest exists) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by this Commitment Letter or (b) the Senior Credit Facility and any other financings or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated; provided that in the case of any such investigation, litigation or proceeding brought by you against an Indemnified Party or by an Indemnified Party against you, you shall have no obligation to pay any amounts pursuant to this paragraph until a final, nonappealable judgment is rendered by a court of competent jurisdiction. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent of your direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Party as determined by a final, nonappealable judgment rendered by a court of competent jurisdiction.

This Commitment Letter, the fee letter among you, Bank of America, Wells Fargo, JPM and the Joint Lead Arrangers (the “Joint Fee Letter”), the fee letter among you and Bank of America which shall include a customary administrative agency fee and no other fees (the “Bank of America Fee Letter” and together with the Joint Fee Letter, collectively, the “Fee Letters”) and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to the Target and your and the Target’s accountants, attorneys and other professional advisors retained by you or the Target in connection with the Senior Credit Facility, the Acquisition or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letters after your acceptance of this Commitment Letter and the Fee Letters, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. Bank of America, Wells Fargo, JPM and the Joint Lead Arrangers hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you and any guarantors under the Senior Credit Facility, which information includes your and/or their name and address and other information that will allow us, as applicable, to identify you and such guarantors in accordance with the Act.

You acknowledge that the Commitment Parties and the Joint Lead Arrangers or their respective affiliates may be providing services to parties whose interests may conflict with yours. We agree that we will not furnish confidential information obtained from you to any of our other customers and that we will treat confidential information relating to you and your affiliates and the Target with the same degree of care as we treat our own confidential information. Each prospective Lender will agree to similar confidentiality provisions as a condition to its accessing the Platform. We further advise you that we will not make available to you confidential information that we have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that we are permitted to access, use and share information relating to the Senior Credit Facility with any of our bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates or the Target that is or may come into our possession or any of our respective affiliates, but only to the extent such affiliates, agents, advisors or representatives are involved in the consideration or arrangement of the Senior Credit Facility or any related transaction and are directed to treat such confidential information with the same degree of care as they treat their own confidential information.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) the Senior Credit Facility and any related arranging or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties and the Joint Lead Arrangers, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Commitment Letter; (ii) in connection with the process leading to such transaction, the Commitment Parties and the Joint Lead Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) neither any Commitment Party nor any Joint Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Commitment Party or any Joint Lead Arranger has advised or is currently advising you or your affiliates on other matters) and neither any Commitment Party nor any Joint Lead Arranger has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter; (iv) the Commitment Parties and the Joint Lead Arrangers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and the Commitment Parties and the Joint Lead Arrangers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Commitment Parties and the Joint Lead Arrangers have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against each of the Commitment Parties and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The provisions of the immediately preceding five (5) paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facility shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking hereunder.

This Commitment Letter and the Fee Letters may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Fee Letters by telecopier, facsimile or other electronic transmission (e.g., “PDF”) shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter (including the Summary of Terms) and the Fee Letters shall be governed by, and construed in accordance with, the laws of the State of Illinois, except that the determination of a Material Adverse Effect (as defined in Addendum III to the Summary of Terms) on the Closing Date and of your right to terminate your obligations under the Acquisition Agreement shall be governed by the laws of the State of Delaware. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including the Summary of Terms), the Fee Letters, the transactions contemplated hereby and thereby or the actions of the Commitment Parties and the Joint Lead Arrangers in the negotiation, performance or enforcement hereof. The undertaking and commitments of the Commitment Parties and the Joint Lead Arrangers may be terminated by the Commitment Parties and the Joint Lead Arrangers, if you fail to perform your obligations under this Commitment Letter on a timely basis and such failure is not corrected within ten (10) business days following receipt of notice thereof.

This Commitment Letter (including the Summary of Terms) and the Fee Letters embody the entire agreement and understanding among the parties hereto and your affiliates with respect to the Senior Credit Facility and supersede all prior agreements and understandings relating to the specific matters hereof. No party has been authorized by any Commitment Party or any Joint Lead Arranger to make any oral or written statements that are inconsistent with this Commitment Letter. This Commitment Letter is not assignable by any party hereto without the prior written consent of the other parties hereto and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties; provided, however, it is understood and agreed that Additional Lenders may become parties to this Commitment Letter pursuant to the terms hereof.

This Commitment Letter and all commitments and undertakings of the Commitment Parties and the Joint Lead Arrangers hereunder will expire at 5:00 p.m. Eastern time on February 29, 2012 unless you execute this Commitment Letter and the Fee Letters and return them to us prior to that time (which may be by facsimile transmission), whereupon this Commitment Letter (including the Summary of Terms) and the Fee Letters (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, all commitments and undertakings of the Commitment Parties and the Joint Lead Arrangers hereunder will expire on the earlier of (a) the date of termination of the Acquisition Agreement and (b) the date that is 180 days after the date hereof unless definitive documentation for the Senior Credit Facility is executed and delivered prior to such date. In consideration of the time and resources that we will devote to the Senior Credit Facility, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing senior credit facility for the Borrower and its subsidiaries or the Acquisition.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours, BANK OF AMERICA, N.A.

By:	/s/ Jason E. Guerra
Name: Jason E. Guerra
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mark N. Post
Name: Mark N. Post
Title: Director

COMMITMENT LETTER

STANDARD PARKING CORPORATION

WELLS FARGO BANK, N.A.

By:	/s/ Peg Laughlin
Name: Peg Laughlin
Title: SVP

WELLS FARGO SECURITIES, LLC

By:	/s/ Edward L. Hocter
Name: Edward L. Hocter
Title: Director/ Debt Capital Markets

COMMITMENT LETTER

STANDARD PARKING CORPORATION

JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael A. Berent
Name: Michael A. Berent
Title: V.P.

J.P. MORGAN SECURITIES LLC

By:	/s/ James McHugh
Name: James McHugh
Title: Executive Director

COMMITMENT LETTER

STANDARD PARKING CORPORATION

Accepted and agreed to
as of the date first above written:

STANDARD PARKING CORPORATION

By:	/s/ G. Mark Baumann
Name: G. Mark Baumann
Title: Executive Vice President and Chief Financial Officer

COMMITMENT LETTER

STANDARD PARKING CORPORATION

ANNEX 1

FORM OF JOINDER TO COMMITMENT LETTER

[date]

Standard Parking Corporation

900 North Michigan Avenue

Chicago, Illinois 60611

Merrill Lynch, Pierce, Fenner & Smith Incorporated

214 North Tryon Street

Charlotte, North Carolina 28255

Wells Fargo Securities, LLC

230 W. Monroe Street, 25th Floor

Chicago, Illinois 60606

J.P. Morgan Securities LLC

10 South Dearborn Street

Chicago, Illinois 60603

Ladies and Gentlemen:

We refer to the Commitment Letter, including the Summary of Terms, among Standard Parking Corporation (the “Borrower”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, N.A. (“Wells Fargo”), Wells Fargo Securities, LLC (“WFS”), JPMorgan Chase Bank, N.A. (“JPM”) and J.P. Morgan Securities LLC (“JPMS”), dated February 28, 2012 (the “Commitment Letter”). Capitalized terms used herein but not otherwise defined have the meanings provided in the Commitment Letter.

[Name of additional Lender] (the “Additional Lender”) hereby joins the Commitment Letter and agrees that is shall be deemed a party to the Commitment Letter as a “Commitment Party” thereunder and bound by the provisions of the Commitment Letter as a Commitment Party thereunder. Furthermore, subject to each of the terms and conditions set forth in the Commitment Letter (including, without limitation, the rights of an Indemnified Party thereunder) and the Summary of Terms, the Additional Lender is pleased to commit $[            ] million of the Senior Credit Facility pursuant to the terms and conditions of the Commitment Letter and the Summary of Terms.

No amendment, waiver or modification of any provision hereof shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.

The Borrower agrees this letter is confidential and is subject to the confidentiality provisions contained in the Commitment Letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

We are pleased to have the opportunity to work with you in connection with this important financing.

Yours sincerely,

[NAME OF ADDITIONAL LENDER]

By:
Name:
Title:

ACCEPTED AND AGREED:

STANDARD PARKING CORPORATION

By:
Name:
Title:

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS

STANDARD PARKING CORPORATION

$450 MILLION SENIOR CREDIT FACILITY

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the “Commitment Letter”) to which this Summary of Terms and Conditions is attached.

BORROWER:	Standard Parking Corporation, a Delaware corporation (the “Borrower”).

GUARANTORS:	The Senior Credit Facility (defined below) shall be guaranteed by all existing and future direct and indirect domestic, wholly-owned subsidiaries of the Borrower (collectively, the “Guarantors”). All guarantees shall be guarantees of payment and not of collection.

ADMINISTRATIVE

AGENT:	Bank of America, N.A. (“Bank of America”) will act as administrative agent (the “Administrative Agent”).

JOINT LEAD

ARRANGERS:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Wells Fargo Securities, LLC (“WFS”) and J.P. Morgan Securities LLC (“JPMS”) will act as joint lead arrangers (the “Joint Lead Arrangers”).

JOINT BOOK

MANAGERS:	MLPFS, WFS and JPMS will act as joint book managers.

SYNDICATION AGENTS:	Wells Fargo Bank, National Association (“Wells Fargo”) and JPMorgan Chase Bank, N.A. (“JPM”) will act as co-syndication agents.

LENDERS:	A syndicate of financial institutions (including Bank of America, Wells Fargo and JPM) arranged by the Joint Lead Arrangers, which institutions shall be acceptable to the Borrower and the Joint Lead Arrangers (collectively, the “Lenders”).

SENIOR CREDIT

FACILITY:	An aggregate principal amount of $450 million will be available upon the terms and conditions hereinafter set forth:

Revolving Credit Facility: $200 million five (5) year revolving credit facility (the “Revolving Credit Facility”), which will include a $100 million sublimit for the issuance of letters of credit (each a “Letter of Credit”) and a $20 million sublimit for swingline loans (each a “Swingline Loan”). Letters of Credit will be issued by Bank of America, Wells Fargo and JPM (in such capacity, each a “Fronting Bank”) and Swingline Loans will be made available by Bank of America (in such capacity, the “Swingline Lender”). Each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit and each Swingline Loan.

Term Loan Facility: a $250 million term loan facility, all of which will be drawn on the Closing Date.

The Revolving Credit Facility and the Term Loan Facility are collectively referred to herein as the “Senior Credit Facility”.

INCREASE OPTION:	The Senior Credit Facility will include a provision permitting the Borrower from time to time to increase the amount of the Revolving Credit Facility by an aggregate amount of $50 million with additional commitments from Lenders or new commitments from financial institutions reasonably acceptable to the Administrative Agent and the Borrower; provided that (a) no default shall be continuing at the time of any such increase and (b) no Lender shall be obligated to participate in such increase by increasing its own commitment amount, which decision shall be made in the sole discretion of each Lender.

PURPOSE:	The proceeds of the Senior Credit Facility shall be used (i) to partially finance the acquisition of the capital stock of the Target (the “Acquisition”) and costs and expenses related thereto and (ii) for working capital, refinancing of existing indebtedness and other lawful corporate purposes, including restricted payments.

CLOSING DATE:	The execution of definitive loan documentation, to occur on or before the date that is 180 days after the signing of the Acquisition Agreement (the “Closing Date”).

INTEREST RATES:	As set forth in Addendum I.

MATURITY:	The Senior Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full on the date five (5) years after the Closing Date (the “Maturity Date”).

The Term Loan Facility shall be subject to repayment according to the Scheduled Amortization (as hereinafter defined), with the final payment of all amounts outstanding, plus accrued interest, being due on the Maturity Date.

AVAILABILITY/

SCHEDULED

AMORTIZATION:	Revolving Credit Facility: Advances under the Revolving Credit Facility may be made on a revolving basis up to the full amount of the Revolving Credit Facility and Letters of Credit may be issued up to the sublimit for Letters of Credit.

Term Loan Facility: The Term Loan Facility shall be subject to quarterly amortization of principal based on the annual amounts set forth below (the “Scheduled Amortization”):

Principal Amount

Loan year 1	$22,500,000
Loan year 2	$22,500,000
Loan year 3	$30,000,000
Loan year 4	$30,000,000
Loan year 5	$37,500,000 (consisting of quarterly payments of principal in each case equal to $9,375,000 and with the remaining principal balance of the Term Loan Facility being due and payable on the Maturity Date)

MANDATORY

PREPAYMENTS	In addition to the amortization set forth above, (a) 100% of all net cash proceeds from sales of property and assets of the Borrower and its subsidiaries (excluding sales of inventory or assets in the ordinary course of business and other exceptions to be mutually agreed upon in the loan documentation) (net of amounts reinvested in replacement property or assets within 360 days of receipt (or, if committed to reinvest within 360 days, within 180 days following such commitment) or required to pay taxes or other costs applicable to the sale), (b) 100% of all net cash proceeds from the issuance of additional equity interests in the Borrower or any of its subsidiaries (excluding exceptions to be mutually determined), (c) 100% of all net cash proceeds from the issuance or incurrence after the Closing Date of additional debt of the Borrower or any of its subsidiaries (excluding exceptions to be mutually determined) and (d) (i) 75% of Excess Cash Flow (to be defined in the loan documentation, but in any event to include a dollar-for-dollar reduction of any voluntary prepayment of the Term Loan Facility) if the Consolidated Leverage Ratio is greater than or equal to 3.0x as of the end of the relevant period, (ii) 50% of Excess Cash Flow if the Consolidated Leverage Ratio is greater than or equal to 2.5x but less than 3.0x as of the end of the relevant period and (iii) 0% if the Consolidated Leverage Ratio is less than 2.5x as of the end of the relevant period shall be applied to the prepayment of the Senior Credit Facility in the following manner: first, to the Term Loan Facility to the principal installments thereof in inverse order of maturity) and, second, to the Revolving Credit Facility (without a permanent commitment reduction).

OPTIONAL

PREPAYMENTS AND

COMMITMENT

REDUCTIONS:	The Borrower may prepay the Senior Credit Facility in whole or in part at any time without penalty or premium of any kind, subject to reimbursement of the Lenders’ customary breakage costs in the case of prepayment of LIBOR borrowings. Each such prepayment of the Term Loan Facility shall be applied to the principal installments thereof as directed by the Borrower. The unutilized portion of any commitment under the Revolving Credit Facility in excess of, the Swingline Loans and the stated amount of all Letters of Credit may be irrevocably canceled by the Borrower in whole or in part without premium or penalty of any kind.

SECURITY:	Subject to the Limited Conditionality Provisions (as defined below), the Administrative Agent shall receive a first priority perfected security interest in substantially all existing and after-acquired personal property and material owned real property (subject to exceptions and limitations to be mutually agreed; provided in any event that there shall be no requirement for any pledges, security interest in, mortgages, landlord waivers, bailee waivers or other security provisions with regard to (i) leased real property, (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights above a threshold to be mutually agreed and commercial tort claims above a threshold to be mutually agreed, (iii) pledges and security interests prohibited by law and agreements to which the Borrower and its subsidiaries are a party (including permitted liens, leases and licenses), and (iv) assets of any joint venture of the Borrower or any of the Guarantors (the “Security”), including all inventory, accounts, equipment, fixtures, chattel paper, patents, trademarks, copyrights, documents, instruments, deposit accounts, cash and cash equivalents, investment property, general intangibles supporting obligations, letter of credit rights, and commercial tort claims, of the Borrower and the Guarantors and all substitutions, accessions, products and proceeds of such property.

The Administrative Agent shall also receive a first priority perfected pledge (subject to permitted liens) of all of the outstanding capital stock or other equity securities of the Borrower’s and Guarantors’ (i) wholly-owned domestic subsidiaries and (ii) material first-tier foreign subsidiaries (except to the extent prohibited under applicable law or otherwise requiring consent of a third party which has not been obtained and, in the case of each entity constituting a “controlled foreign corporation” under Section 957 of the Internal Revenue Code, limited to a pledge of 66% of the capital stock of each such material first-tier foreign subsidiary to the extent that the pledge of any greater percentage would result in material adverse tax consequences to the Borrower).

The Security shall ratably secure the relevant party’s obligations in respect of the Senior Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof).

The Administrative Agent’s liens and security interests shall be evidenced by documentation mutually and reasonably satisfactory to the Administrative Agent and the Borrower.

CONDITIONS

PRECEDENT

TO CLOSING:	Subject to the Limited Conditionality Provisions, the Closing (and the initial funding) of the Senior Credit Facility will be subject solely to satisfaction or waiver of the following conditions precedent:

(i)	The negotiation, execution and delivery of definitive documentation in customary form (including, without limitation, customary legal opinions, corporate resolutions and other customary closing documents) for the Senior Credit Facility mutually and reasonably satisfactory to the Joint Lead Arrangers, the Administrative Agent, the Lenders and the Borrower.

(ii)	Subject to the terms of clause (xii) below, (a) all filings, recordations and searches necessary in connection with the liens and security interests referred to above under Security shall have been duly made and (b) the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Lenders’ collateral described under the section entitled “Security” set forth above.

(iii)	The Acquisition shall have been or contemporaneously with the funding of the Senior Credit Facility will be consummated in material compliance with (a) applicable law and (b) the terms and provisions of Acquisition Agreement as amended, modified or supplemented from time to time in accordance with the terms hereof, without material waiver of any term or condition thereof which is materially adverse to the interests of the Lenders, except with the written consent of the Joint Lead Arrangers, which consent may not be unreasonably withheld, conditioned or delayed.

(iv)	Subject to the terms of clause (xii) below and upon completion of all filings, recordings and other actions required to perfect a security interest in the applicable collateral described under the section entitled “Security” set forth above, the Administrative Agent shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in the collateral described under the section entitled “Security” set forth above.

(v)	The accuracy in all material respects of the representations and warranties in the loan documentation subject to clause (xii) below.

(vi)	No Material Adverse Effect (as defined in Addendum III attached hereto) with respect to any of the Target Companies has occurred since December 31, 2010. For purposes hereof, “Target Companies” means collectively, the Target and each of its direct and indirect subsidiaries.

(vii)

The Administrative Agent and the Lenders shall have received the following financial statements: (i) audited financial statements for the fiscal year ended December 31, 2011 for the Borrower and its subsidiaries, (ii) company prepared financial statements for the fiscal quarter ended December 31, 2011 for the Target and its subsidiaries and (iii) within forty (40) days of the end of each calendar month ending after execution of the Commitment Letter and at least forty (40) days prior to the Closing Date, company prepared financial statements for each such month for (A) the Borrower and its subsidiaries and (B) the Target and its subsidiaries.

(viii)	(a) The ratio of consolidated total funded debt (excluding items to be mutually agreed, including (x) letters of credit outstanding under the Senior Credit Facility of up to $75 million and (y) that certain existing subordinated note of the Borrower in an amount not to exceed $1.3 million) of the Borrower and its subsidiaries at the Closing Date to the consolidated EBITDA of the Borrower and its subsidiaries for the four (4) fiscal quarter period ended at least thirty (30) days prior to the Closing Date (which ratio shall be calculated giving effect to the Acquisition and the other transactions contemplated hereby on a pro forma basis) was not greater than 4.0:1.0, (b) immediately after giving effect to the Acquisition, the Borrower shall have at least $50 million of unrestricted cash and/or availability under the Revolving Credit Facility and (c) consolidated EBITDA (subject to adjustments for the Target to be mutually agreed) of the Borrower and its subsidiaries for the four (4) fiscal quarter period ended at least thirty (30) days prior to the Closing Date (which shall be calculated giving effect to the Acquisition and the other transactions contemplated hereby on a pro forma basis) shall not be less than $82 million.

(ix)	The Acquisition Agreement (including all schedules and exhibits thereto) and all other material agreements and instruments relating to the Acquisition shall not be altered, amended or otherwise changed or supplemented or any condition therein waived in any manner that would be materially adverse to the Borrower or the Lenders, except with the written consent of the Joint Lead Arrangers, which consent shall not be unreasonably withheld, conditioned or delayed. For the purposes hereof, any increase to the purchase price, any amendment to the “Xerox” provisions and any amendment to or waiver of the Acquisition Agreement representations shall be deemed to be materially adverse to the Lenders.

(x)	Receipt of all material governmental and shareholder consents and approvals (including Hart-Scott-Rodino clearance) necessary in connection with the transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could prevent or impose any materially adverse conditions on the Borrower and its subsidiaries.

(xi)	Receipt by the Administrative Agent of customary evidence that the Borrower’s existing credit facility with Bank of America as administrative agent (the “Existing Credit Facility”) has been repaid in full (except to the extent that such debt is being repaid with the initial loans under the Senior Credit Facility) and provisions have been made for the termination of all liens securing the Existing Credit Facility.

(xii)

Notwithstanding anything in the Summary of Terms, the Commitment Letter, the Fee Letters or the loan documentation or elsewhere to the contrary, (i) the only representations and warranties in the loan documentation the accuracy of which will be made a condition to funding on the Closing Date will be (A) such representations and warranties regarding the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you or your affiliates have the right to terminate your or your affiliates’ obligations under the Acquisition Agreement or to not close thereunder as a result of a failure of such representations and warranties to be true and correct and (B) the Specified Representations (as defined below) and (ii) the terms of the loan documentation will not impair availability of the Senior Credit Facility on the Closing Date if the conditions expressly set forth in this Summary of Terms and the Commitment Letter are satisfied (it being understood that, to the extent guarantees, lien searches, insurance certificates or perfection of security interest in any collateral securing the Senior Credit Facility (the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement or delivery of stock certificates to the extent available) is not able to be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the provision of such guarantee, lien searches, insurance certificates, or perfection of such security interest in such collateral will not constitute a condition precedent to the availability of the Senior Credit Facility on the Closing Date, but a security interest in such Security will be required to be perfected after the Closing Date pursuant to arrangements to be mutually agreed between the Borrower and the Administrative Agent provided that nothing herein shall limit the applicability of the individual conditions to closing expressly set forth herein and in the Commitment Letter except to the extent expressly stated to be subject to this paragraph). For purposes hereof, “Specified Representations” mean the representations and warranties of the Borrower and the Guarantors relating to legal existence, corporate power and authority; status under the Investment Company Act; solvency (to be defined in Addendum II attached hereto for purposes of the Specified Representation as to solvency made or to be made on, or as of the Closing Date); the authorization, execution and delivery, and legality, validity and enforceability, of the loan documentation; the creation, perfection and priority of liens (subject to the limitations on perfection set forth above); Federal Reserve margin regulations; Patriot Act, OFAC and other anti-terrorism laws; and no violation of, or conflict with, charter documents or applicable law with respect to the loan documentation. Notwithstanding anything to the contrary contained herein, to the extent any of (i) the Acquisition Agreement representations are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Acquisition Agreement for purposes of any Acquisition Agreement representations made or to be made on, or as of, the Closing Date, and (ii) the Specified Representations are qualified or subject to “material adverse effect”, the definition thereof shall be “Material Adverse Effect” as defined in Addendum III attached hereto for purposes of any Specified Representations made or to be made on, or as of the Closing Date. For the avoidance of doubt, the foregoing provisions of this paragraph are sometimes referred to as the “Limited Conditionality Provisions”.

(xiii)	All of the conditions precedent identified in the Commitment Letter shall have been satisfied or waived in accordance with the terms thereof.

CONDITIONS

PRECEDENT TO ALL

BORROWINGS AFTER

CLOSING DATE AFTER

THE CLOSING DATE:	Usual and customary for transactions of this type, to include without limitation: (i) all representations and warranties are true and correct in all material respects as of the date of each borrowing (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) no event of default under the Senior Credit Facility or incipient default has occurred and is continuing, or would result from such borrowing.

LOAN DOCUMENTATION:	The definitive loan documentation for the Senior Credit Facility shall (i) contain the terms and conditions set forth in this Summary of Terms and shall be usual and customary for transactions of this kind and (ii) be negotiated in good faith to finalize the loan documentation, giving effect to clause (xii) under the “Conditions Precedent to Closing” section above, as promptly as reasonably practicable.

REPRESENTATIONS

AND WARRANTIES:

The loan documentation shall contain the following representations and warranties: (i) corporate existence and status; (ii) corporate power and authority, enforceability, due execution and delivery of loan documentation; (iii) accuracy and completeness of specified financial statements and no material adverse change; (iv) no material litigation; (v) ownership of property and insurance matters; (vi) identification of subsidiaries and joint ventures; (vii) ERISA matters; (viii) status under Investment Company Act; (ix) not engaging in business of purchasing/carrying margin stock; (x) tax matters; (xi) solvency; (xii)

environmental matters; (xiii) accuracy of disclosure; (xiv) no violation of law, contracts or organizational documents; (xv) labor matters; (xvi) no required governmental or third party approvals or consents; (xvii) compliance with laws; (xviii) no default; (xix) intellectual property; (xx) subordinated debt; (xxi) compliance with laws; (xxii) perfection of security interests; (xxiii) OFAC; and (xxiv) further assurances.

COVENANTS:	The loan documentation shall contain the following covenants: (i) delivery of financial statements, SEC filings, compliance certificates and notices of default, material litigation, material governmental proceedings or investigations, material ERISA and material environmental proceedings and any material change in insurance; (ii) delivery of financial and management reports related to annual or interim audits, projections, and material notices from any holder of subordinated debt; (iii) maintenance of books and records and inspection rights; (iv) maintenance of property and insurance; (v) compliance with laws; (vi) payment of obligations; (vii) maintenance of existence; (viii) use of proceeds; (ix) ERISA and environmental matters; (x) pledged assets; (xi) further assurances; (xii) limitation on incurrence of debt, liens, mergers, consolidations, sales of assets, capital expenditures and burdensome agreements; (xiii) limitation on dividends and stock redemptions (with an exception for dividends and stock redemptions so long as no default or event of default then exists and after giving effect to any such dividend or stock redemption on a pro forma basis, (a) the Consolidated Leverage Ratio (described below) does not exceed a ratio to be determined in the definitive loan documentation and (b) the Borrower is in compliance with all other financial covenants); (xiv) limitation on the prepayment of debt; (xv) limitation on investments and acquisitions (but permitting the Acquisition); (xvi) limitation on amendments of organizational documents and change in fiscal year; (xvii) limitation on transactions with affiliates and officers; (xviii) limitation on new lines of business; (xix) amendment of subordinated debt documents; (xx) changes in name, state of formation and form of organization; and (xxi) sanctions.

Financial covenants to be:

•

Maintenance on a rolling four (4) quarter basis of a Maximum Leverage Ratio (total funded debt (excluding (x) letters of credit outstanding under the Senior Credit Facility of up to $75 million and (y) that certain existing subordinated note of the Borrower in an amount not to exceed $1.3 million)/EBITDA) of not greater than 4.5:1.0, with step-downs to be determined, and

•

Maintenance on a rolling four (4) quarter basis of a minimum Fixed Charge Coverage Ratio (EBITDA less unfinanced[1] capital expenditures less cash taxes less cash restricted payments)/(cash interest expense plus scheduled principal repayments) of not less than 1.25:1.0, with a step-up to 1.35:1.0 to be determined.

[1]	If capital expenditures are financed with proceeds of the Revolving Credit Facility such capital expenditures will be considered unfinanced capital expenditures for purposes of this calculation.

EVENTS OF

DEFAULT:	The loan documentation shall contain the following events of defaults: (i) nonpayment of principal (ii) nonpayment of interest, fees or other amounts within five (5) business days; (iii) cross-default to other indebtedness, (iv) bankruptcy and insolvency defaults; (v) inability to pay debts; (vi) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate; (vii) any representation or warranty proving to have been incorrect when made or confirmed; (viii) ERISA defaults in excess of an amount to be mutually agreed; (ix) judgment defaults in excess of an amount to be mutually agreed (exclusive of insurance); (x) actual invalidity of any collateral document; (xi) actual invalidity of any subordination provision with respect to any subordinated debt; and (xii) change of control (to be defined in a manner to be mutually agreed).

ASSIGNMENTS AND

PARTICIPATIONS:	Revolving Credit Facility Assignments: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Lender will be permitted to make assignments to other financial institutions in respect of the Revolving Credit Facility in a minimum amount equal to $5 million.

Term Loan Facility Assignments: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Lender will be permitted to make assignments to other financial institutions in respect of the Term Loan Facility in a minimum amount equal to $5 million.

Consents: The consent of the Borrower will be required unless (i) an Event of Default has occurred and is continuing or (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (as such term shall be defined in the loan documentation). The consent of the Administrative Agent will be required for any assignment (i) in respect of the Revolving Credit Facility to an entity that is not a Lender with a commitment under the Revolving Credit Facility, an affiliate of such Lender or an Approved Fund in respect of such Lender or (ii) of any outstanding term loan to an entity that is not a Lender, an affiliate of a Lender or an Approved Fund. The consent of the Fronting Banks and the Swingline Lender will be required for any assignment under the Revolving Credit Facility.

Assignments Generally: An assignment fee in the amount of $3,500 will be charged (to be paid by the assignee) with respect to each assignment unless waived by the Administrative Agent in its sole discretion. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the loan documentation to any Federal Reserve Bank. Each assignee shall represent and warrant to the Borrower that such assignee is not a competitor of the Borrower. The definitive documentation for the Senior Credit Facility shall contain a list of institutions to which no assignments can be made, which list shall serve as the definition of “competitors” under the Senior Credit Facility.

Participations: Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the collateral securing the Senior Credit Facility or all or substantially all of the value of the guaranties made by the Guarantors.

Defaulting Lenders: The loan documentation shall contain customary provisions for replacement or termination of a defaulting Lender’s commitment as well as replacement of non-consenting Lenders.

WAIVERS AND

AMENDMENTS:	Amendments and waivers of the provisions of the credit agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than 50% of the aggregate amount of loans and commitments under the Senior Credit Facility, except that the consent of all the Lenders affected thereby (other than defaulting Lenders) shall be required with respect to (i) increases in the commitment of such Lenders, (ii) reductions of principal, interest or fees, (iii) extensions of scheduled maturities or times for payment and (iv) releases of all or substantially all of the Guarantors or the collateral.

INDEMNIFICATION:	The Borrower will indemnify and hold harmless the Administrative Agent, the Joint Lead Arrangers, each Lender and their respective affiliates and their officers, directors, employees, agents and advisors from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Senior Credit Facility, the Borrower’s use of loan proceeds or the commitments, including, but not limited to, reasonable and documented out-of-pocket attorneys’ fees and settlement costs, except for such losses, liabilities, claims, damages or expenses which are the result of the gross negligence, bad faith or willful misconduct of the Administrative Agent, Joint Lead Arrangers or any Lender. This indemnification shall survive and continue for the benefit of all such persons or entities.

GOVERNING LAW:	State of Illinois (except that the determination of a Material Adverse Effect (as defined in Addendum III attached hereto) on the Closing Date and the Borrower’s right to terminate its obligations under the Acquisition Agreement shall be governed by the laws of the State of Delaware).

PRICING/FEES/

EXPENSES:	As set forth in Addendum I.

OTHER:	Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to Illinois jurisdiction.

ADDENDUM I

PRICING, FEES AND EXPENSES

INTEREST RATES:	The interest rates per annum applicable to the Senior Credit Facility (other than in respect of Swingline Loans) will be LIBOR plus the Applicable Margin (as hereinafter defined) or, at the option of the Borrower, the Base Rate (to be defined as the highest of (x) the Bank of America prime rate, (y) the Federal Funds rate plus 0.50% and (z) a daily rate equal to one-month LIBOR plus 1.0%) plus the Applicable Margin. “Applicable Margin” means a percentage per annum to be determined in accordance with the performance pricing grid set forth below, based on the Consolidated Leverage Ratio. Each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate loans.

The Borrower may select interest periods of one, two, three or six months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly. Interest on the Base Rate loans shall be payable quarterly in arrears.

During the continuance of any default under the loan documentation, the Applicable Margin on obligations owing under the loan documentation shall increase by 2% per annum (subject, in all cases other than a default in the payment of principal when due, to the request of the Required Lenders).

COMMITMENT FEE:	Commencing on the Closing Date, a commitment fee equal to the percentage per annum determined in accordance with the performance pricing grid set forth below shall be payable on the actual daily unused portions of the Revolving Credit Facility of each Lender (other than any defaulting Lender). Such fee shall be payable quarterly in arrears, commencing on the first quarterly payment date to occur after the Closing Date. Swingline Loans will not be considered utilization of the Revolving Credit Facility for purposes of this calculation.

LETTER OF

CREDIT FEES:	The Borrower will pay a per annum fee (the “Letter of Credit Fee”), determined in accordance with the performance pricing grid set forth below, on the maximum amount available to be drawn under each Letter of Credit. Such fees will be (a) payable quarterly in arrears, commencing on the first quarterly payment date to occur after the Closing Date and (b) share proportionately by the Lenders (other than any defaulting Lender) under the Revolving Credit Facility. In addition, a fronting fee shall be payable to each Fronting Bank for its own account, in an amount to be mutually agreed.

APPLICABLE MARGIN:

The Commitment Fee and the Applicable Margin for the Loans and Letter of Credit Fees, for any fiscal quarter, shall be the applicable rate per annum determined in accordance with the pricing grid set forth below, based on the Consolidated Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter. Until the delivery of the financial statements and compliance certificate for the first full fiscal period ending after the Closing Date, (a) the Applicable Margin shall be (i) 3.25% per annum, in the case of LIBOR loans, and (ii) 2.25% per annum, in the case of Base Rate loans, (b) the commitment fee shall be 0.40% per annum and (c) the Letter of Credit Fee shall be 3.25% per annum.

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for LIBOR Loans	Letter of Credit Fee	Applicable Margin for Base Rate Loans	Commitment Fee
I	> 4.00 to 1.0	3.50%	3.50%	2.50%	0.45%
II	> 3.50 to 1.0 but < 4.00 to 1.0	3.25%	3.25%	2.25%	0.40%
III	> 3.00 to 1.0 but < 3.50 to 1.0	3.00%	3.00%	2.00%	0.35%
IV	> 2.50 to 1.0 but < 3.00 to 1.0	2.75%	2.75%	1.75%	0.30%
V	< 2.50 to 1.0	2.25%	2.25%	1.25%	0.30%

CALCULATION OF

INTEREST AND FEES:	Other than calculations in respect of interest at the Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

COST AND YIELD

PROTECTION:	Customary for transactions and facilities of this type, including, without limitation, in respect of customary breakage costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

EXPENSES:	The Borrower will pay all reasonable and documented out-of-pocket costs and expenses associated with the preparation, due diligence, administration, syndication and closing of all loan documentation, including, without limitation, the legal fees of one primary counsel to the Administrative Agent and the Joint Lead Arrangers, regardless of whether or not the Senior Credit Facility is closed. The Borrower will also pay the expenses of the Administrative Agent and each Lender in connection with the enforcement of any of the loan documentation.

ADDENDUM II

CLOSING DATE SOLVENCY

“Solvency” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

For purposes hereof, “Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated association, corporation, governmental authority or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

ADDENDUM III

CLOSING DATE MATERIAL ADVERSE EFFECT

“Material Adverse Effect” means, with respect to any Person, any event, circumstance, development, change or effect that, individually or in the aggregate with all other such events, circumstances, developments, changes and effects, (i) would reasonably be expected to materially adversely affect the ability of such Person to consummate the Acquisition, or to perform its obligations hereunder, in a timely manner or (ii) has had, or would reasonably be expected to have, a material adverse affect on the business, operations, assets, liabilities, financial condition or results of operations of such Person and its subsidiaries, taken as a whole, other than any event, state of facts, circumstance, development, change or effect directly resulting from: (a) changes in general economic, regulatory or political conditions or changes affecting the economy or securities or financial markets in general; (b) a material worsening of current conditions caused by an act of terrorism or war (whether declared or not declared) occurring after the date hereof, or any natural disasters or any national or international calamity affecting the United States occurring after the date hereof; (c) any general downturn in the industry in which such Person or any of its subsidiaries operates, except, in the case of clauses (a), (b) and (c), to the extent such changes or developments have a disproportionate impact on the business, assets, liabilities, condition or results of operations of such Person and its subsidiaries, taken as a whole, relative to other participants in the industry in which such Person and its subsidiaries conducts their businesses; (d) any change in the market price or trading volume of such Person’s securities in and of itself; (e) any changes after the date hereof in U.S generally accepted accounting principles or any change in laws or the interpretation thereof; (f) the public announcement of the Acquisition and the transactions contemplated hereby; or (g) any communication by or on behalf of the Borrower (i) made publicly in violation of the Acquisition Agreement or (ii) made to employees of any of the Target Companies generally without the prior express written consent of the Target, in each case regarding plans or intentions of the Borrower with respect to any of the Target Companies, or their respective businesses or employees (provided that this clause (g) shall be applicable to a determination of whether a Material Adverse Effect exists or has occurred with respect to the Target Companies only).

For purposes hereof, “Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated association, corporation, governmental authority or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

JOINDER TO COMMITMENT LETTER

February 28, 2012

Standard Parking Corporation

900 North Michigan Avenue

Chicago, Illinois 60611

Merrill Lynch, Pierce, Fenner & Smith Incorporated

214 North Tryon Street

Charlotte, North Carolina 28255

Wells Fargo Securities, LLC

230 West Monroe Street, 25th Floor

Chicago, IL 60606

J.P. Morgan Securities LLC

10 South Dearborn Street

Chicago, IL 60603

Ladies and Gentlemen:

We refer to the Commitment Letter, including the Summary of Terms, among Standard Parking Corporation (the “Borrower”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, N.A. (“Wells Fargo”), Wells Fargo Securities, LLC (“WFS”), JPMorgan Chase Bank, N.A. (“JPM”) and J.P. Morgan Securities LLC (“JPMS”), dated February 28, 2012 (the “Commitment Letter”). Capitalized terms used herein but not otherwise defined have the meanings provided in the Commitment Letter.

US Bank National Association (the “Additional Lender”) hereby joins the Commitment Letter and agrees that is shall be deemed a party to the Commitment Letter as a “Commitment Party” thereunder and bound by the provisions of the Commitment Letter as a Commitment Party thereunder. Furthermore, subject to each of the terms and conditions set forth in the Commitment Letter (including, without limitation, the rights of an Indemnified Party thereunder) and the Summary of Terms, the Additional Lender is pleased to commit $50 million of the Senior Credit Facility pursuant to the terms and conditions of the Commitment Letter and the Summary of Terms.

No amendment, waiver or modification of any provision hereof shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.

The Borrower agrees this letter is confidential and is subject to the confidentiality provisions contained in the Commitment Letter.

We are pleased to have the opportunity to work with you in connection with this important financing.

Yours sincerely, US BANK NATIONAL ASSOCIATION

By:	/s/ Mark A. Utlaut
Name:	Mark A. Utlaut
Title:	Vice President

JOINDER AGREEMENT TO COMMITMENT LETTER

ACCEPTED AND AGREED: STANDARD PARKING CORPORATION

By:	/s/ G. Mark Baumann
	Name:	G. Mark Baumann
	Title:	Executive Vice President and Chief Financial Officer

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mark N. Post
Name:	Mark N. Post
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Jason E. Guerra
Name:	Jason E. Guerra
Title:	Vice President

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

WELLS FARGO BANK, N.A.

By:	/s/ Peg Laughlin
Name:	Peg Laughlin
Title:	SVP

WELLS FARGO SECURITIES, LLC

By:	/s/ Edward L. Hocter
Name:	Edward L. Hocter
Title:	Director/ Debt Capital Markets

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael A. Berent
Name:	Michael A. Berent
Title:	V.P.

J.P. MORGAN SECURITIES LLC

By:	/s/ James McHugh
Name:	James McHugh
Title:	Executive Director

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

JOINDER TO COMMITMENT LETTER

February 28, 2012

Standard Parking Corporation

900 North Michigan Avenue

Chicago, Illinois 60611

Merrill Lynch, Pierce, Fenner & Smith Incorporated

214 North Tryon Street

Charlotte, North Carolina 28255

Wells Fargo Securities, LLC

230 West Monroe Street, 25th Floor

Chicago, IL 60606

J.P. Morgan Securities LLC

10 South Dearborn Street

Chicago, IL 60603

Ladies and Gentlemen:

We refer to the Commitment Letter, including the Summary of Terms, among Standard Parking Corporation (the “Borrower”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, N.A. (“Wells Fargo”), Wells Fargo Securities, LLC (“WFS”), JPMorgan Chase Bank, N.A. (“JPM”) and J.P. Morgan Securities LLC (“JPMS”), dated February 28, 2012 (the “Commitment Letter”). Capitalized terms used herein but not otherwise defined have the meanings provided in the Commitment Letter.

First Hawaiian Bank (the “Additional Lender”) hereby joins the Commitment Letter and agrees that is shall be deemed a party to the Commitment Letter as a “Commitment Party” thereunder and bound by the provisions of the Commitment Letter as a Commitment Party thereunder. Furthermore, subject to each of the terms and conditions set forth in the Commitment Letter (including, without limitation, the rights of an Indemnified Party thereunder) and the Summary of Terms, the Additional Lender is pleased to commit $35 million of the Senior Credit Facility pursuant to the terms and conditions of the Commitment Letter and the Summary of Terms.

No amendment, waiver or modification of any provision hereof shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.

The Borrower agrees this letter is confidential and is subject to the confidentiality provisions contained in the Commitment Letter.

We are pleased to have the opportunity to work with you in connection with this important financing.

Yours sincerely, FIRST HAWAIIAN BANK

By:	/s/ Dawn Hofmann
Name:	Dawn Hofmann
Title:	Vice President

STANDARD PARKING CORPORATION

JOINDER AGREEMENT TO COMMITMENT LETTER

ACCEPTED AND AGREED: STANDARD PARKING CORPORATION

By:	/s/ G. Mark Baumann
	Name:	G. Mark Baumann
	Title:	Executive Vice President and Chief Financial Officer

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mark N. Post
Name:	Mark N. Post
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Jason E. Guerra
Name:	Jason E. Guerra
Title:	Vice President

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

WELLS FARGO BANK, N.A.

By:	/s/ Peg Laughlin
Name:	Peg Laughlin
Title:	SVP

WELLS FARGO SECURITIES, LLC

By:	/s/ Edward L. Hocter
Name:	Edward L. Hocter
Title:	Director/ Debt Capital Markets

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION

JPMORGAN CHASE BANK, N.A.

By:	/s/ Michael A. Berent
Name:	Michael A. Berent
Title:	V.P.

J.P. MORGAN SECURITIES LLC

By:	/s/ James McHugh
Name:	James McHugh
Title:	Executive Director

JOINDER TO COMMITMENT LETTER

STANDARD PARKING CORPORATION